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EXHIBIT 21.1 SUBSIDIARY LIST

Laidlaw International, Inc.                                    Delaware
  Laidlaw Transportation, Inc.                                 Delaware
         Laidlaw Transit Holdings, Inc.                        Delaware
               Laidlaw Transit, Inc.                           Delaware
                    Allied Bus Sales, Inc.                     Indiana
                    Chatham Coach Lines, Inc.                  Delaware
                    Laidlaw Transit Management Company, Inc.   Pennsylvania
               Laidlaw Transit Services, Inc.                  Delaware
                    SuTran, Inc.                               South Dakota
                    Van Tran of Tucson, Inc.                   Arizona
                    Safe Ride Services, Inc.                   Arizona
         Laidlaw Medical Holdings, Inc.                        Delaware
         Laidlaw Transportation Holdings, Inc.                 Delaware
               Greyhound Lines, Inc.                           Delaware
               [subsidiaries on separate page]
               Hotard Coaches, Inc.                            Louisiana
                    Gray Line of New Orleans, Inc. (50%)       Louisiana
                    Mississippi Coast Limousine, Inc.          Mississippi
               Interstate Leasing, Inc.                        Mississippi
         Concorde Adjusters, Inc.                              Delaware
         Laidlaw Transportation Management, Inc.               Ohio
         National Insurance and Indemnity Corporation          Vermont
         Laidlaw USA, Inc.                                     New York
         Laidlaw Two, Inc.                                     Delaware
  Laidlaw International Finance Corporation                    Ireland
  Laidlaw International Finance Corporation, Inc.              Delaware
  American National Insurance Corporation                      Barbados
  LINC Transportation, LLC                                     Delaware
         First Transportation Indemnity Ltd.                   Barbados
  Greyhound Canada Transportation Corp.                        Ontario
         GCTC Leasing Ltd.                                     Alberta
         Gray Coach Travel Inc.                                Ontario
         Gray Line of Vancouver Holdings Ltd.                  Canada
               Gray Line Vacations Ltd.                        British Columbia
         Greyhound Courier Express Ltd.                        British Columbia
         Marguerite Tours Ltd.                                 British Columbia
         Penetang-Midland Coach Lines Limited                  Ontario
         The Gray Line of Victoria Ltd.                        Canada
               British Double Decker Tours Ltd.                British Columbia
               Northland Bus Lines Ltd.                        British Columbia
               The Victoria Trolley Company Ltd.               British Columbia
               Victoria Tours Limited                          British Columbia
               518841 Alberta Inc.                             Alberta
                    367756 Alberta Inc.                        Alberta
         3765105 Canada Inc.                                   Canada
  2026922 Ontario Ltd.                                         Ontario

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
  Laidlaw Transit Ltd.                                           Ontario
         331001 Alberta Ltd.                                     Alberta
               Barrel Taxi Ltd.                                  Alberta
               Checker Cabs (Edmonton) Inc.                      Alberta
         Autobus Transco (1988) Inc.                             Quebec
         Capital Bus Sales(1988) Limited                         Ontario
         Manhattan Equipment Supply Company Limited              Ontario
  Scott's Hospitality Limited                                    England

[GREYHOUND LINES,INC.]
  Atlantic Greyhound Lines of Virginia, Inc.                     Virginia
  Gateway Ticketing Systems, Inc.                                Pennsylvania
  Greyhound de Mexico, S.A. de C.V.                              Mexico
  LSX Delivery, L.L.C.                                           Delaware
  Transportation Realty Income Partners L.P.                     Delaware
  Union bus Station of Oklahoma City, Oklahoma                   Oklahoma
  Wilmington Union Bus Station Corporation                       North Carolina
  GLI Holding Company                                            Delaware
         Carolina Coach Company                                  Virginia
               Wilmington Union Bus Station Corporation          North Carolina
         Seashore Transportation Company                         North Carolina
         GLI Corporate Risk Solutions, Inc.                      Delaware
         Greyhound Shore Services, L.L.C.                        Delaware
         Greyhound Transit Ltd.                                  Cayman Islands
         On Time Delivery Service, Inc.                          Minnesota
         RCL Liquidation, L.L.C.                                 Delaware
         Texas, New Mexico & Oklahoma Coaches, Inc.              Texas
               T.N.M. & O Tours, Inc.                            Texas
         Valley Garage Company                                   Texas
         Valley Transit Co., Inc.                                Texas
         Vermont Transit Co., Inc.                               Vermont
  Sistema Internacional de Transporte de Autobuses, Inc.         Delaware
         American Bus Sales Associates, Inc.                     New Mexico
         Americanos U.S.A., L.L.C.                               Delaware
         Autobuses Americanos, S.A. de C.V.                      Mexico
         Autobuses Amigos, L.L.C.                                Delaware
         Autobuses Amigos, S.A. de C.V.                          Mexico
         Autobuses Crucero, S.A. de C.V.                         Mexico
         Crucero U.S.A., L.L.C.                                  Delaware
         Giros Americanos, Inc.                                  Delaware
         Gonzalez, Inc. d/b/a Golden State Transportation        California
         Omnibus Americanos, S.A. de C.V.                        Mexico